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                                                                    EXHIBIT 23.3


                              CONSENT OF KPMG LLP

The Board of Directors
Key Energy Services, Inc.:

We consent to the use of our report on the consolidated financial statements of Dawson Production Services, Inc., incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Prospectus.



                                                      KPMG LLP



Midland, Texas
March 30, 1999